UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2025

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CMC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Commercial Metals Company (the “Company”) is party to the Sixth Amended and Restated Credit Agreement (as amended from time to time, the “Credit Agreement”), dated as of October 26, 2022, by and among the Company, certain of the Company’s subsidiaries as guarantors, Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Citibank, N.A., PNC Bank, National Association, and Wells Fargo Bank, National Association (“Wells Fargo”) as Co-Syndication Agents, the lenders from time to time party thereto, and BofA Securities, Inc., Citibank, N.A., PNC Capital Markets LLC and Wells Fargo, as Joint Lead Arrangers and Joint Book Runners. The Credit Agreement originally provided for (i) a revolving credit facility in the aggregate principal amount of $600.0 million (the “Revolving Credit Facility”) and (ii) an October 26, 2027 maturity date for the Revolving Credit Facility, which was subsequently extended to October 26, 2029.

On December 17, 2025, the Company entered into the Third Amendment and Commitment Increase to the Credit Agreement (the “Third Amendment”), by and among the Company, the guarantors party thereto, the lenders party thereto and the Administrative Agent. The Third Amendment (i) increases the borrowing capacity under the Revolving Credit Facility from $600.0 million to $1.0 billion, (ii) extends the maturity date of the Revolving Credit Facility from October 26, 2029 to December 17, 2030 and (iii) allows the Company to request, from time to time and subject to certain conditions, an increase in the Revolving Credit Facility and/or the establishment of one or more new term loan commitments in an amount (for all such requests in the aggregate) not exceeding $250.0 million.

Except as modified by the Third Amendment, the terms of the Credit Agreement remain the same.

The lenders that are parties to the Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, certain of these services to the Company and its subsidiaries and to persons and entities with relationships with the Company and its subsidiaries, for which they received or will receive customary fees and expenses.

The foregoing description of the Third Amendment is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 17, 2025, the Company issued a press release announcing the Third Amendment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1*	Third Amendment and Commitment Increase to Sixth Amended and Restated Credit Agreement, dated December 17, 2025, by and among Commercial Metals Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

99.1	Press Release issued by Commercial Metals Company on December 17, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: December 17, 2025	By:	/s/ Paul J. Lawrence
	Name:	Paul J. Lawrence
	Title:	Senior Vice President and Chief Financial Officer